Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Forms S-3 (Nos. 333-132330 and 333-123916) and Form S-8 (No. 333-137782) of Chelsea Therapeutics International, Ltd. of our report dated January 26, 2007 on the consolidated financial statements included in this Form 10-K.

/s/ J.H. COHN LLP

Roseland, New Jersey
March 9, 2007